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                                                                   EXHIBIT 23.3


                                  [Firm Letterhead]


                                      CONSENT OF
                     INDEPENDENT PETROLEUM ENGINEERING CONSULTANTS


November 21, 1997


    We hereby consent to the inclusion as Appendix A in the Registration Statement on Form S-3 of Evergreen Resources, Inc. (the "Company"), of our audit of the estimates of the net proved oil and gas reserves of the Company and their present values, as of September 30, 1997, and all references to our firm therein.


                             RESOURCE SERVICES INTERNATIONAL, INC.



                             By: /s/ Roland E. Blauer
                                ------------------------------------------
                                 Roland E. Blauer
                                 President